AFFILIATES AGREEMENT


         THIS AFFILIATES AGREEMENT (the "Agreement") is entered into as of this 24th day of May, 1996 by and between HCCH INSURANCE HOLDINGS, INC., a Delaware corporation ("HCCH"), and the undersigned shareholder ("Shareholder") of LDG MANAGEMENT COMPANY INCORPORATED ("LDG").

         This Agreement is entered into in connection with that certain Agreement and Plan of Reorganization dated as of February 22, 1996 (the "Reorganization Agreement") among HCCH, LDG, Stephen J. Lockwood ("SJL"), Walter
L. Suydam ("WLS") and others. The Reorganization Agreement provides for the merger (the "Merger") of a newly formed subsidiary of HCCH with and into LDG in a transaction in which issued and outstanding shares of common stock of LDG $1.00 par value (the "LDG Stock") will be converted into shares of common stock, $1.00 par value per share, of HCCH (the "HCCH Stock") on the terms and conditions set forth in the Reorganization Agreement. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, the parties agree as follows:


              1. TAX AND ACCOUNTING TREATMENT. Shareholder understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes and as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Shareholder further understands and agrees that, as of the date hereof, Shareholder may be deemed to be an "Affiliate" of LDG (i) for application of the pooling of interests requirements and (ii) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such fact.

               2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder has been informed that the treatment of the Merger as a "pooling of interests" for financial accounting purposes is dependent, in part, upon the accuracy of Shareholder's representations and warranties set forth herein and Shareholder's compliance with Shareholder's covenants set forth herein, and that a reorganization for federal income tax purposes requires that a sufficient number of former shareholders of LDG maintain a meaningful continuing equity ownership interest in HCCH after the Merger. Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by HCCH, LDG, SJL, WLS, their respective counsel and accounting firms and other shareholders of LDG.

               3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Shareholder represents, warrants and covenants as follows:





                   (a) Shareholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Shareholder's obligations hereunder.

                   (b) Appendix A attached hereto sets forth all shares of LDG Stock owned by Shareholder, including all LDG Stock as to which Shareholder has sole or shared voting or investment power and all rights and options to acquire LDG Stock.

                   (c) Except as set forth on Schedule A, Shareholder will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of HCCH Stock that Shareholder may acquire in connection with the Merger or acquire upon exercise of any option or right to acquire HCCH Stock, which option or right is acquired in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of HCCH being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rule 145 under the Securities Act (as described in Section 5 below), (ii) counsel representing Shareholder shall have advised HCCH in a written opinion letter satisfactory to HCCH and HCCH's legal counsel, and upon which HCCH and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the HCCH Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to HCCH) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

                   (d) Notwithstanding any other provision of this Agreement to the contrary, except as set forth on Schedule A, Shareholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any LDG Stock or any rights, options or warrants to purchase LDG Stock, or any Restricted Securities or other securities of HCCH (i) during the 30-day period immediately preceding the Effective Time of the Merger and (ii) until such time after the Effective Time of the Merger as HCCH has publicly released a report including the combined financial results of HCCH and LDG for a period of at least 30 days of combined operations of HCCH and LDG within the meaning of Accounting Series Release No. 130, as amended, of the SEC. HCCH agrees to publish such financial results expeditiously in a manner consistent with its prior practices; provided that nothing contained herein shall obligate HCCH to publish its financial results other than on a quarterly basis.



                   (e) Except as set forth in Schedule A, Shareholder has and as of the Effective Time of the Merger will have, no present plan or intention (a "Plan") to sell, transfer, exchange, pledge (other than in a preexisting bona fide margin account) or otherwise dispose of, including a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing, a "Sale") of more than fifty percent (50%) of the shares of HCCH Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. For purposes of the preceding sentence, shares of LDG Stock (or the portion thereof) with respect to which a Sale (A) in a Related Transaction (as defined below) or (B) will occur prior to the Merger, shall be considered to be shares of LDG Stock that are exchanged for HCCH Stock in the Merger and then disposed of pursuant to a Plan. Shareholder is not aware of, or participating in, any Plan on the part of LDG shareholders to engage in Sales of the shares of HCCH Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding LDG Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of LDG Stock with respect to which a pre-Merger Sale occurs in a Related Transaction, shall be considered to be shares of LDG Stock that are exchanged for HCCH Stock in the Merger and then disposed of pursuant to a Plan. A Sale of HCCH Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this Section 3 (e), a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Reorganization Agreement. If any of Shareholder's representations in this Section 3 (e) ceases to be true at any time prior to the Effective Time of the Merger, Shareholder shall deliver to each of LDG and HCCH, prior to the Effective Time of the Merger, a written statement to that effect, signed by Shareholder.


               4. RULE 144 AND 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Shareholder to sell the HCCH Stock held by and pursuant to Rule 145, if applicable, and, to the extent applicable, Rule 144 under the Securities Act ("Rule 144"), HCCH will use its reasonable best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144, in order to permit Shareholder to sell the HCCH Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144. Shareholder understands that, except as may be set forth in the Reorganization Agreement, HCCH is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by or on behalf of Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.



              5. LIMITED RESALES. Shareholder understands that, under current law, in addition to the restrictions imposed under Section 3 of this Agreement, the provisions of Rule 145 may limit Shareholder's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below, until such time as Shareholder may have beneficially owned, within the meaning of Rule 144(d), the Restricted Securities for certain periods which, in certain circumstances, which may or may not be applicable to Shareholder, may be for a period of at least two years (or in some cases three years) (or shorter periods when and if permitted under applicable law as in effect in the future) after the date of the Merger, and thereafter if and for so long as Shareholder remains a HCCH affiliate:

                   (a) Unless and until the restriction "cut-off" provisions of Rule 145 (d) (2) or Rule 145 (d) (3) set forth below become available, public resales of Restricted Securities may currently only be made by Shareholder in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) currently permits such resales only (i) while HCCH meets the public information requirements of Rule 144(c), (ii) in brokers' transactions or in transactions directly with a market maker and (iii) where the aggregate number of Restricted Securities sold at any time together with all sales of HCCH Stock sold for Shareholder's account during the preceding three month period does not exceed the greater of
         (x) 1% of the HCCH Common Stock then outstanding or (y) the average weekly volume of trading in HCCH Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the sale.

                   (b) Shareholder may currently make unrestricted resales of Restricted Securities pursuant to Rule 145 (d) (2) if (i) Shareholder has beneficially owned (within the meaning of Rule 144 (d)) the Restricted Securities for at least two years (or shorter periods when and if permitted under applicable law as in effect in the future) after the Effective Time of the Merger, (ii) Shareholder is not an affiliate as defined in Rule 144(a) of HCCH and (iii) HCCH meets the public information requirements of Rule 144(c).

                   (c) Shareholder may make unrestricted resales of Restricted Securities pursuant to Rule 145 (d) (3) if Shareholder has beneficially owned (within the meaning of Rule 144 (d)) the Restricted Securities for at least three years (or shorter periods when and if permitted under applicable law as in effect in the future) and is not, and has not been for at least three months, an affiliate of HCCH.

                   (d) HCCH acknowledges that the provisions of Section 3 (c) of this Agreement will be satisfied as to any sale by the Shareholder of the Restricted Securities pursuant to Rule 145 (d) by delivery to HCCH of a broker's letter and a letter from the Shareholder with respect to that sale stating that each of the above-described requirements of Rule 145 (d) (1) has been met or is inapplicable by virtue of Rule 145 (d)
         (2) or

         Rule 145(d)(3); provided, that HCCH has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).



              6. NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, if delivered by hand, by telecopy or telegram, or three days after deposit in the United States mail, postage prepaid, addressed to a party as follows:

         If to HCCH:

                  HCC Insurance Holdings, Inc.
                  13403 Northwest Freeway
                  Houston, Texas  77040
                  Attn:  Frank J. Bramanti

         With a copy to:

                  Winstead Sechrest & Minick P.C.
                  910 Travis, Suite 1700
                  Houston, Texas  77002
                  Attn: Arthur S. Berner, Esq.

         If to Shareholder:

                  At the address set forth beneath the Shareholder's signature below or to such other address as any party may designate for itself by notice given as provided in this Agreement.

         With a copy to:

                  Testa, Hurwitz & Thibeault, L.L.P.
                  High Street Tower
                  125 High Street
                  Boston, Massachusetts  02110
                  Attention:  Stephen Hurwitz, Esq.


               7. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement.

               8. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgee holding Restricted Securities as collateral (except to the extent otherwise permitted by applicable law).


              9. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

             10. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware (irrespective of its choice of law provisions).

             11. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

             12. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

             13. THIRD PARTY RELIANCE. Counsel to and accountants for the parties shall be entitled to rely upon the representations, warranties and covenants contained in this Agreement.

             14. COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                          HCC INSURANCE HOLDINGS, INC.



                             By: /s/ Frank J. Bramanti
                                ----------------------
                             Name: Frank J. Bramanti
                             Title:   Executive Vice President, Secretary
                             and Chief Financial Officer





                    [SIGNATURE PAGE TO AFFILIATES AGREEMENT]








         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             SHAREHOLDER:



                             By: /s/ Stephen J. Lockwood
                                ------------------------
                             Name: Stephen J. Lockwood
                             Address: 29 Bradlee Road
                                      Marblehead, MA  01945

                    [SIGNATURE PAGE TO AFFILIATES AGREEMENT]



                                   APPENDIX A

                                 LDG SECURITIES


 NAME                                                          NUMBER OF SHARES
 ----                                                          ----------------


Stephen J. Lockwood                                              56,764.848


                                   SCHEDULE A